UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 16, 2006

Lev Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 000-32947

DELAWARE	88-0211496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

122 East 42nd Street, Suite 2606
New York, NY 10168
(Address and zip code of principal executive offices)

(212) 682-3096
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of October 16, 2006, Lev Pharmaceuticals, Inc. (the “Company”) entered into Securities Purchase Agreements and related Registration Rights Agreements with certain investors in connection with the private sale of the Company’s securities. The information required to be disclosed in this Item 1.01 concerning these transactions are incorporated herein by reference from Item 3.02 of this Current Report on Form 8-K and the summaries of the Warrant, Securities Purchase Agreement and Registration Rights Agreement are qualified in their entirety by reference to the actual agreements entered into between the Company and the investors, copies of which is attached as exhibits to this Current Report on Form 8-K and which are incorporated by reference in this Item 1.01 in their entirety.

Item 3.02	Unregistered Sales of Equity Securities.

On October 16, 2006 and October 20, 2006, Lev Pharmaceuticals, Inc. (the “Company”) sold an aggregate of 32,307,692 shares of Common Stock, $.01 par value (“Common Stock”), and warrants (“Warrants”) to purchase up to an aggregate of 9,692,308 shares of common stock for aggregate proceeds of $21,000,000 to certain institutions and accredited investors. The Warrants are exercisable at any time until five years from the initial closing date at price of $0.84 per share. The Company intends to use the net proceeds of the private placement of approximately $19.6 million for continued funding of its clinical trials, additional research and development efforts, and general working capital purposes.

The Common Stock and Warrants were sold under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, promulgated thereunder, on a private placement basis, to institutional and accredited investors. The Company made its determination of the availability of such exemptions based upon the facts and circumstances surrounding the private placement, including the representations and warranties made by the purchasers in the Securities Purchase Agreement and the fact that restrictive legends were placed on, and stop transfer orders placed against, the certificates for the Shares and the related Warrants.

The Company paid approximately $1.3 million in total commissions and expenses to broker-dealers engaged to assist it in the financing, including commissions of approximately $1.1 million to Rodman & Renshaw, LLC, which the Company engaged as placement agent for the financing. The Company also issued warrants to purchase up to 1,897,057 shares of common stock as additional compensation to the broker-dealers, which warrants will be issued on the substantially the same terms as the Warrants issued to the investors.

The Common Stock issued in the private offering and the Common Stock underlying the Warrants will be registered by the Company for re-offer and re-sale by the investors. The Company agreed to file the registration statement within 30 days of closing and have it declared effective within 120 days of closing or 180 days from closing if the SEC conducts a review of the filing. If the registration statement is not declared effective within such 180 day period, the Company will issue to each investor, as partial liquidated damages, such number of additional common stock purchase warrants as is equal to 3.0% of the purchase price paid by such investor pursuant to the Securities Purchase Agreement, which warrants will be exercisable for a period of five years at a price of $0.01 per share.

This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor will there be any sale of these securities by us in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description of Document

4.1	Form of warrant issued to investors and placement agent.

10.1	Form of Securities Purchase Agreement between the Company and the investors.

10.2	Form of Registration Rights Agreement between the Company and the investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LEV PHARMACEUTICALS, INC.

By: /s/ Joshua D. Schein

Name: Joshua D. Schein, Ph.D.
Title: Chief Executive Officer and President
Date: October 20, 2006

Exhibit Index

Exhibit No.	Description of Document

4.1	Form of warrant issued to investors and placement agent.

10.1	Form of Securities Purchase Agreement between the Company and the investors.

10.2	Form of Registration Rights Agreement between the Company and the investors.